Exhibit 99.1

KNIGHT CAPITAL GROUP TO ACQUIRE VALUBOND FIXED INCOME ELECTRONIC PLATFORM

All-cash acquisition expands Knight’s fee-based electronic access solutions into the fixed income asset class

JERSEY CITY, N.J. and ATLANTA (July 10, 2006) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced that it has agreed to acquire ValuBond, Inc., a privately held firm that provides electronic access and trade execution products for the fixed income market.

“Knight is excited to provide electronic access in the fixed income market for our clients through ValuBond,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “Fixed income is a vast and growing asset class still largely untouched by automation within the broker-dealer space. However, multi-asset class diversification and technology trends are fueling demands by investors for the same fast, efficient trade execution in fixed income that they have come to expect in the equities market. We believe our clients will increasingly want to provide electronic access to fixed income, from the same platform that they can access other asset classes like equities and foreign exchange.”

“Knight is the ideal partner for ValuBond,” said John W. Pigott, Chairman and Chief Executive Officer of ValuBond. “We look forward to uniting ValuBond’s robust front-end trading applications and ECN with Knight’s world-class trading infrastructure, broad footprint in the broker-dealer space, and similar unconflicted and client-centered strategy. Our clients will immediately benefit from our increased ability to offer real-time electronic trading. With Knight’s support, ValuBond can better execute on its strategy of bringing electronic trading solutions to the fixed income market.”

Atlanta-based ValuBond provides an electronic trading platform and trader and broker workstations for fixed income securities, as well as advanced trading technologies and infrastructure through its wholly owned subsidiary, ValuBond Securities, Inc. The firm’s comprehensive fixed income technology helps streamline trading processes, increase efficiency, automate workflows and strengthen client relationships. ValuBond’s technology solution includes live secondary trading of treasury, corporate, agency and municipal bonds, and it enables access to new issues, news, commentary and tools which may be privately labeled and fully integrated into a client’s website.

“ValuBond, like Knight, has grown its business by focusing on client needs – in ValuBond’s case, customization, workflow efficiency and price transparency,” said James P. Smyth, Senior Managing Director and Head of Knight’s Broker-Dealer Client Group. “Furthermore, ValuBond’s broker-dealer client base complements Knight’s and opens up natural cross-selling opportunities which will propel both ValuBond’s fixed income business and our current offering.”

Knight agreed to acquire ValuBond in an all-cash deal for $18.2 million. The close of the transaction is subject to receipt of appropriate regulatory approvals and is expected to be completed within six months. Upon the close of the acquisition, ValuBond will operate as a separate subsidiary of Knight, and Mr. Pigott will report to Mr. Smyth. ValuBond has 18 employees. The acquisition is expected to be cash flow positive in 2007.

The advisers to Knight on the transaction are Skadden, Arps, Slate, Meagher & Flom LLP. Advisors to ValuBond are Sparring Partners and Paul, Hastings, Janofsky & Walker LLP.

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About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides comprehensive trade execution solutions and asset management services. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets for institutions and private clients. Our Global Markets business provides a broad range of customized trade execution products and services across multiple asset classes for broker-dealers, institutions and issuer companies. We continually apply knowledge and innovation to the trading and asset management processes to build lasting client partnerships through consistent performance and superior client service. More information about Knight can be found at www.knight.com.

About ValuBond

ValuBond, Inc. provides trading technologies for the fixed income product market, including an electronic trading platform, broker workstations and professional trader workstations. The broker and trader workstation solutions include electronic secondary trading, new issues, news, commentary, analytics and tools, and they are contained in a customizable user interface which can be fully integrated into a firm’s IT platform. ValuBond is based in Atlanta, Georgia, and operates through its wholly owned subsidiary, ValuBond Securities, Inc., which is a licensed Alternative Trading System, a broker-dealer and a member of NASD, MSRB and SIPC. For more information, ValuBond can be reached by email at sales@valubond.com, on the web at www.valubond.com, by phone at 800-373-9478 or by fax at 404-260-5280.

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Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Greta Morley
Senior Managing Director, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knight.com	Vice President, Corporate Communications 201-356-1523 or kfitzsimmons@knight.com	Vice President, Marketing Communications & Public Relations 201-557-6948 or gmorley@knight.com